As filed with the Securities and Exchange Commission on October 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKILLFUL CRAFTSMAN EDUCATION TECHNOLOGY LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	8200 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

7th Floor, West Lobby, Building 7B

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen, Guangdong Province, China 518063

(86) 0755 26652763

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 (302) 738-6680

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey Li, Esq.

FisherBroyles, LLP

1200 G Street NW, Suite 800

Washington DC 20005

703-618-2503

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2025

PRELIMINARY PROSPECTUS

Skillful Craftsman Education Technology Limited

$300,000,000

Ordinary Shares

Preference Shares

Warrants

Subscription Rights

Units

We may offer the securities described in this prospectus from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $300,000,000. We refer to the ordinary shares, the preference shares, the warrants, the subscription rights, and the units comprised of, or other combinations of, the foregoing securities as the “securities.”

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “EDTK.” On October 6, 2025, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $1.05 per share.

As of October 6, 2025, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $16.2 million, which was calculated based on 15,449,451 ordinary shares outstanding held by non-affiliates and a per share price of $1.05 as reported on The Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks and uncertainties incorporated by reference under the heading “Risk Factors” beginning on page 9 of this prospectus and under similar headings in any prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Skillful Craftsman Education Technology Limited, or Skillful Craftsman, is not a Chinese operating company but a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China, which involves unique risks to investors. We face various legal and operational risks and uncertainties related to doing business in China. A significant part of the business operations in China are conducted through our subsidiaries in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We face risks relating to regulatory approvals on overseas listings, anti-monopoly regulatory actions and oversight on cybersecurity and data privacy, among others. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On September 24, 2024, the State Council published the Regulations on Network Data Security Management, which took effect on January 1, 2025 and require network data processors to file a national security review if their network data processing activities affect or may affect national security. On February 24, 2023, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023 and provide that a domestic company that seeks to offer and list its securities in a overseas market shall strictly abide by applicable PRC laws and regulations, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. On July 7, 2022, CAC promulgated the Measures for the Data Export Security Assessment, effective on September 1, 2022, which requires the data processors to apply to the CAC for a security assessment when they provide overseas access to key data or personal information collected or generated during their operations within China. On March 22, 2024, CAC promulgated the Provisions on Promoting and Regulating Cross-Border Transfer of Data, effective on the same date, which amended the circumstances under which the data processors are required to apply for data cross-border security assessment as follows: (i) any critical information infrastructure operator provides personal information or important data to overseas; or (ii) any data processor other than critical information infrastructure operator provides important data to overseas, or has provided personal information (not including sensitive personal information) of more than 1,000,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the current year. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As advised by our PRC counsel, V&T Law Firm, our offerings will be subject to the New Overseas Listing Rules. Also, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the year ended March 31, 2025 (“2025 Annual Report”), which is incorporated in this prospectus by reference.

Skillful Craftsman Education Technology Limited, or Skillful Craftsman, is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China. Cash was transferred through our organization in the manner as follows: (i) we may transfer funds to Skillful Craftsman Network Technology (Wuxi) Limited (“Craftsman Wuxi” or “WOFE”), through our Hong Kong subsidiary, by additional capital contributions or shareholder loans, as the case may be; (ii) the WOFE may provide loans to its subsidiaries, subject to statutory limits and restrictions; (iii) the WOFE may make dividends or other distributions to Skillful Craftsman through our Hong Kong subsidiary; and (iv) intercompany borrowings between subsidiaries and holding company.

We had stringent cash management policies dictating how funds are transferred throughout our organization. As required by our cash management policies, a substantial amount of cash generated from the operations must be deposited with designated reputable banks. Each cash transfer within our organization is in the forms of capital contributions, dividends or distributions, subject to approvals by the board of directors or shareholders of Skillful Craftsman, or is based on a contract or agreement. Any intra-organization investment agreement and the any contract with a contract value of over RMB 5 million must be approved by the board of directors of Skillful Craftsman, and cash transfers under such agreements and contracts must follow the established procedures adopted to ensure effective internal control over cash. To meet the liquidity needs of our Cayman Islands exempted company, our subsidiaries in their daily operations, there is no limit on the amount of cash that can be transferred through our organization. The cash should be primarily used to finance the daily operation of the subsidiaries and to support future business expansion. Any changes in our current cash management policies are subject to the approval of our board of directors.

To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our or our subsidiaries’ ability to transfer cash and assets.

Under our current corporate structure, we rely on dividend payments from Craftsman Wuxi to fund any cash and financing requirements we may have. Current PRC regulations permit the WOFE to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a PRC company is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. The WOFE may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if the WOFE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect the WOFE’s ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the subsidiary to make payments to us may restrict our ability to satisfy our liquidity requirements.

Additionally, our operating subsidiaries receive substantially all of the revenue in RMB and the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange of the PRC, or the SAFE, by complying with certain procedural requirements. Dividends payments to us by the WOFE in foreign currencies are subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approvals by or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the WOFE may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted.

Furthermore, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB for three consecutive years pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Our independent registered public accounting firm, HTL International, LLC, is based in the United States and it is not subject to such determinations announced by the PCAOB on December 16, 2021 which determinations were vacated on December 15, 2022. However, if it is determined in the future that the PCAOB is unable to inspect or investigate our auditor completely, or if our future audit reports are prepared by auditors that are not completely inspected by the PCAOB, our ordinary shares may be delisted or trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act. For more information on these risks and other risks, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors” in our 2025 Annual Report, which is incorporated by reference, and “Risk Factors” in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. We may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires:

●	“we,” “us,” “our company,” “our,” “the Company,” or similar terms refer to Skillful Craftsman Education Technology Limited, a Cayman Islands exempted company, including and its wholly owned U.S. subsidiary Giga Learning Inc., and its wholly owned Hong Kong subsidiary Easy Skills Technology Limited, a 75% owned Singaporean subsidiary Le First Skillland Pte. Ltd., a wholly owned PRC subsidiary Skillful Craftsman Network Technology (Wuxi) Limited and its subsidiaries;

●	“Skillful Craftsman” refers to Skillful Craftsman Education Technology Limited;

●	“Hong Kong subsidiary” refers to Easy Skills Technology Limited, a wholly owned Hong Kong subsidiary of Skillful Craftsman;

●	“Craftsman Wuxi” or “WFOE” refers to Skillful Craftsman Network Technology (Wuxi) Limited, a wholly owned PRC subsidiary of Skillful Craftsman through the Hong Kong subsidiary;

●	“Jisen Information” refers to Shenzhen Qianhai Jisen Information Technology Ltd., a wholly owned PRC subsidiary of Craftsman Wuxi;

●	“Wuxi Talent Home” refers to Wuxi Talent Home Information Technology Co., Ltd., a majority owned PRC subsidiary of Craftsman Wuxi;

●	“PRC subsidiaries” refers to Craftsman Wuxi, Jisen Information and Wuxi Talent Home;

●	“VIE” or “Wuxi Wangdao” refers to Wuxi Kingway Technology Co., Ltd., that was the variable interest entity of the Company in China until March 17, 2025 when parties terminated the VIE Agreements;

●	“PRC” or “China” refers to the People’s Republic of China;

●	“RMB” or “Renminbi” refers to the legal currency of China; and

●	“$” or “U.S. dollars” refers to the legal currency of the United States.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at the exchange rate of RMB7.1775 to US$1.00, the exchange rate in effect as of March 31, 2025 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. On October 3, 2025, the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB7.12 to US$1.00.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that Skillful Craftsman Education Technology Limited, our ultimate Cayman Islands holding company, is not an operating company, and all of the business operations in the PRC described in this prospectus are conducted through our PRC subsidiaries.

Company Overview

The Company is focused on advancing technological innovation in education through the digital transformation of educational institutions. The Company’s intelligent learning platforms and teaching management systems help educational organizations achieve more effective teaching, enhanced student outcomes and stronger connections in education communities. The Company is committed to promoting learning innovation through the integration of artificial intelligence and digital technology, and creating efficient, intelligent and sustainable education solutions. Almost all of our business operations are conducted in China through our PRC subsidiaries. Wuxi Wangdao, was a provider of online education and technology services in China. While the education services cover a wide range of subjects, including vocational education, continuing education, basic education and higher education, Wuxi Wangdao focused on vocational education since its inception in 2013 and provided vocational training courses that cover a wide range of subjects such as mechanics, electronics, auto repair and construction. The VIE’s online education services comprised two aspects: online vocational training and virtual simulation experimental training. Students who sign up for online vocational training can log into the platform and access pre-recorded courses in the areas of their professional development. Virtual simulation technology training offers. It also provided technology services, including software development as well as comprehensive cloud services for private companies, academic institutions and government agencies in the PRC.

Due to the decreased demand and changes in the market environment for online education services in China, the Company has been transitioning from online education services to educational technology innovation, artificial intelligence skills training, and the digital transformation of educational institutions since the end of 2024. The WOFE’s wholly owned subsidiary, Jisen Information, conducts most of the new business for the Company in China and recently launched its communication enrichment app ‘Sesame Chat’ on iOS platforms in China. The app employs proprietary AI technology to analyze communication contexts and relationship dynamics.

The WOFE’s minority owned subsidiary, Wuxi Talent Home, is a service provider in the field of flexible employment. It has developed a platform to facilitate the employment of flexible workers, which meets both employers’ demand for skilled workers and talents’ demand for work opportunities. The platform also offers customized services to employers, helping them improve management and operational efficiency. On March 30, 2023, the Company established a 75% owned subsidiary in Singapore, Le First Skillland Pte. Ltd, to facilitate the Company’s global business development of vocational education. Currently, Le First Skillland Pte. Ltd. is in the stage of business development.

Our revenue was $1.02 million in the fiscal year 2025, $1.99 million in the fiscal year 2024 and $11.3 million in the fiscal year 2023. Revenue from the online education services provided by the VIE accounted for 11.8%, 98.8%, and 93.6%, respectively, of the revenue for the fiscal years ended March 31, 2025, March 31, 2024 and March 31, 2023. Revenue from technology services provided by Jisen Information and our other subsidiaries accounts for the rest of the revenue for the fiscal years ended March 31, 2025, March 31, 2024 and March 31, 2023.

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Skillful Craftsman Education Technology Limited, or Skillful Craftsman, is not a Chinese operating company but a Cayman Islands exempted company with operations primarily conducted by its subsidiaries, which involves unique risks to investors. We face various legal and operational risks and uncertainties related to doing business in China. A significant part of the business operations in China are conducted through our subsidiaries in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We face risks relating to regulatory approvals on overseas listings, anti-monopoly regulatory actions and oversight on cybersecurity and data privacy, among others. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On September 24, 2024, the State Council published the Regulations on Network Data Security Management, which took effect on January 1, 2025 and require network data processors to file a national security review if their network data processing activities affect or may affect national security. On February 24, 2023, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which became effective on March 31, 2023 and provide that a domestic company that seeks to offer and list its securities in a overseas market shall strictly abide by applicable PRC laws and regulations, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. On July 7, 2022, CAC promulgated the Measures for Data Export Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply to the CAC for a security assessment when they provide overseas access to key data or personal information collected or generated during their operations within China. On March 22, 2024, CAC promulgated the Provisions on Promoting and Regulating Cross-Border Transfer of Data, effective on the same date, which amended the circumstances under which the data processors are required to apply for data cross-border security assessment as follows: (i) any critical information infrastructure operator provides personal information or important data to overseas; or (ii) any data processor other than critical information infrastructure operator provides important data to overseas, or has provided personal information (not including sensitive personal information) of more than 1,000,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the current year. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As advised by our PRC counsel, V&T Law Firm, our offerings will be subject to the New Overseas Listing Rules. Also, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report, which is incorporated in this prospectus by reference.

Skillful Craftsman Education Technology Limited, or Skillful Craftsman, is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China. Cash was transferred through our organization in the manner as follows: (i) we may transfer funds to Skillful Craftsman Network Technology (Wuxi) Limited (“Craftsman Wuxi” or “WOFE”), through our Hong Kong subsidiary, by additional capital contributions or shareholder loans, as the case may be; (ii) the WOFE may provide loans to its subsidiaries, subject to statutory limits and restrictions; (iii) the WOFE may make dividends or other distributions to Skillful Craftsman through our Hong Kong subsidiary; and (iv) intercompany borrowings between subsidiaries and holding company.

We had stringent cash management policies dictating how funds are transferred throughout our organization. As required by our cash management policies, a substantial amount of cash generated from the operations must be deposited with designated reputable banks. Each cash transfer within our organization is in the forms of capital contributions, dividends or distributions, subject to approvals by the board of directors or shareholders of Skillful Craftsman, or is based on a contract or agreement. Any intra-organization investment agreement and the any contract with a contract value of over RMB 5 million must be approved by the board of directors of Skillful Craftsman, and cash transfers under such agreements and contracts must follow the established procedures adopted to ensure effective internal control over cash. To meet the liquidity needs of our Cayman Islands exempted company, our subsidiaries in their daily operations, there is no limit on the amount of cash that can be transferred through our organization. The cash should be primarily used to finance the daily operation of the subsidiaries and to support future business expansion. Any changes in our current cash management policies are subject to the approval of our board of directors.

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To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our or our subsidiaries’ ability to transfer cash and assets.

Under our current corporate structure, we rely on dividend payments from Craftsman Wuxi to fund any cash and financing requirements we may have. Current PRC regulations permit the WOFE to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a PRC company is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. The WOFE may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if the WOFE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect the WOFE’s ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the subsidiary to make payments to us may restrict our ability to satisfy our liquidity requirements.

Additionally, our operating subsidiaries receive substantially all of the revenue in RMB and the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange of the PRC, or the SAFE, by complying with certain procedural requirements. Dividends payments to us by the WOFE in foreign currencies are subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approvals by or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the WOFE may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted.

Furthermore, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB for three consecutive years pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020. On December 29, 2022, the “Consolidated Appropriations Act” was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Our independent registered public accounting firm, HTL International, LLC, is based in the United States and it is not subject to such determinations announced by the PCAOB on December 16, 2021 which determinations were vacated on December 15, 2022. However, if it is determined in the future that the PCAOB is unable to inspect or investigate our auditor completely, or if our future audit reports are prepared by auditors that are not completely inspected by the PCAOB, our ordinary shares may be delisted or trading in our ordinary shares may be prohibited under the Holding Foreign Companies Accountable Act. For more information on these risks and other risks, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors” in our 2025 Annual Report, which is incorporated by reference, and “Risk Factors” in this prospectus.

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Corporate Information

Skillful Craftsman Education Technology Limited was incorporated on June 14, 2019 under the laws of Cayman Islands as an exempted company. Our wholly owned subsidiary, Easy Skills Technology Limited, is a limited liability company formed under the laws of Hong Kong. The wholly owned subsidiary of Easy Skills Technology Limited, Skillful Craftsman Network Technology (Wuxi) Co., Limited or Craftsman Wuxi, is a limited liability company formed under the laws of the PRC. Craftsman Wuxi currently has a wholly owned subsidiary, Shenzhen Qianhai Jisen Information Technology Ltd., a limited liability company formed under the laws of the PRC, a 75% owned subsidiary Le First Skilland Pte. Ltd., a limited liability company incorporated under the laws of Singapore, Fujian Pingtan Ocean Fishery Corporation, a limited liability company incorporated under the laws of the PRC and a 3% minority owned subsidiary of Craftsman Wuxi, and Wuxi Talent Home Information Technology Co., Ltd, a limited liability company formed under the laws of the PRC a 35% minority owned subsidiary of Craftsman Wuxi. Our wholly owned subsidiary, Giga Learning Inc., is a limited liability company incorporated under the laws of USA.

We began operations in China in 2013 and previously conducted most of our business through our variable interest entity, Wuxi Kingway Technology Co., Ltd. In 2013, Wuxi Kingway Technology Co., Ltd., or Wuxi Wangdao, was formed under the laws of the PRC to primarily engage in the business of online education and technology services. Due to restrictions imposed by PRC law on foreign ownership of companies engaged in the online value-added telecommunications business, we do not own any equity interest in the operations of Wuxi Wangdao. Instead, Skillful Craftsman relies on a series of VIE Agreements among Craftsman Wuxi, Wuxi Wangdao and Wuxi Wangdao’s nominee shareholders to consolidate the financial results of Wuxi Wangdao in the consolidated financial statements in accordance with U.S. GAAP. Skillful Craftsman relies on dividends and other distributions paid to it by Craftsman Wuxi, the WOFE, which in turn depends on the service fees paid to the WOFE from Wuxi Wangdao pursuant to the VIE Agreements. Wuxi Wangdao contributed 91%, 100% and 13% of our consolidated revenue for the fiscal years ended March 31, 2023, 2024 and 2025, respectively. It contributed 82% of the consolidated assets and 92% of the consolidated liabilities as of March 31, 2023, 94% of the consolidated assets and 98% of the consolidated liabilities as of March 31, 2024, 0% of the consolidated assets and 0% of the consolidated liabilities as of March 31, 2025, due to the VIE termination on March 17, 2025, and Wuxi Wangdao has been deconsolidated thereafter. We do not have unfettered access to revenue of the WOFE and variable interest entity due to PRC legal restrictions on the payment of dividends by PRC companies, foreign exchange control restrictions, and the restrictions on foreign investment.

On July 27, 2020, we closed our initial public offering of 3,000,000 ordinary shares, US$0.0002 par value per share, at an offering price of $5.00 per share, for a total of $15,000,000 in gross proceeds. After deducting the total expenses, we received net proceeds of approximately US$13.36 million from our initial public offering.

On May 25, 2021, Wuxi Wangdao acquired 100% equity interest in Jisen Information, an integrated financial education and service provider in China, for a total consideration of 2,900,000 newly issued ordinary shares of our company. The transaction was unanimously approved by our board of directors and closed in June 2021. On June 10, 2022, Wuxi Wangdao transferred 100% equity interest in Jisen Information to Craftsman Wuxi for a nominal consideration as a step of our internal re-organization.

On January 28, 2022, Wuxi Wangdao entered into an equity transfer agreement, or the Wuxi Talent Agreement to acquire 60% equity interest in Wuxi Talent Home Information Technology Co., Ltd., or Wuxi Talent Home, a flexible staffing platform, for a consideration consisting of RMB15 million (approximately US$2.37 million) in cash and 791,667 ordinary shares that are to be newly issued by Skillful Craftsman. On February 23, 2022, Craftsman Wuxi entered into a supplementary agreement with Wuxi Wangdao, Wuxi Talent Home and certain of its shareholders. Pursuant to the supplementary agreement, Craftsman Wuxi became the new transferee, replacing Wuxi Wangdao, to acquire 60% equity interest in Wuxi Talent Home under the Wuxi Talent Agreement. The transaction was unanimously approved by our board of directors and closed in May 2022. On July 21, 2023, Skillful Craftsman Network Technology (Wuxi) Limited (“Craftsman Wuxi”), a wholly owned subsidiary of Skillful Craftsman Education Technology Limited (the “Company”), Wuxi Talent Home Information Technology Co., Ltd. (“Talent Home”) and certain shareholders of Talent Home (the “Shareholders”) entered into an Amendment Agreement (“Amendment Agreement”) to the Equity Transfer Agreement, which was originally entered by the parties on January 28, 2022 and supplemented by a Supplementary Agreement on February 23, 2022. Pursuant to the Amendment Agreement, parties agreed that: (i) the cash transfer price that has been paid by Craftsman Wuxi shall be used as investment in Talent Home for 35% of all equity interest of Talent Home; (ii) the Shareholders will not transfer any of their equity interest of Talent Home to Craftsman Wuxi; and (iii) all the ordinary shares issued by the Company to the Shareholders as a part of the purchase price stipulated in the original Equity Transfer Agreement shall be returned to the Company for cancellation which was completed by transfer agent of the Company on July 27, 2023.

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Due to the decreased demand and changes in the market environment for online education services in China, the Company has made changes to its business development strategies and the business of VIE is no longer align with the new strategic plan of the Company. On March 14, 2025, the Company held an extraordinary general meeting (the “Meeting”). At the Meeting, the shareholders of the Company approved (i) the termination of the VIE (variable interest entity) Agreements, namely, the Exclusive Business Cooperation Agreement, the Exclusive Purchasing Right Agreement, the Equity Interest Pledge Agreement and the Authorization Agreement dated July 17, 2019 (“Termination of VIE Agreements”), (ii) the Termination Agreement for VIE Agreements, (the “Termination Agreement”); and (iii) the Equity Interest Pledge Release Agreement to release the pledged equity interest of the VIE upon the termination of VIE Agreements (the “Pledge Release Agreement”).

On March 17, 2025, the WOFE entered into a Termination Agreement for VIE Agreements (“Termination Agreement”) with the VIE, Xiaofeng Gao and Lugang Hua, who are the shareholders of the VIE to terminate the VIE Agreements. Upon the termination of the VIE Agreements, the Company and WOFE are no longer control the VIE and its subsidiaries and their business operations. The Company and WOFE are currently conducting their business primarily through Jisen Information.

On March 17, 2025, WOFE also entered into an Equity Interest Pledge Release Agreement with the VIE, Xiaofeng Gao and Lugang Hua to release the pledged equity interest of the VIE upon the termination of VIE Agreements. In addition, the WOFE and the VIE entered into a Loan Repayment Agreement on March 17, 2025, pursuant to which the VIE agreed to repay the loan of RMB10.7 million (approximately $1.45 million) to the WOFE by June 30, 2026. The parties agreed that RMB 5 million plus interest of RMB 535,000 shall be paid by June 30, 2025 and the remaining RMB 5.7 million plus interest of RMB285,000 shall be paid by June 30, 2026. The VIE has not repaid the first RMB 5 million plus interest and is expected to pay before December 31, 2025.

In November 2024, the Company established Giga Learning which is to seek potential market opportunities in educational technology in the United States as its wholly-owned subsidiary in the United States.

On April 2, 2025, the Board of Directors of the Company approved to move its principal executive offices from Floor 4, Building l, No. 3ll, Yanxin Road, Huishan District, Wuxi, Jiangsu Province, PRC 214000 to 7th Floor, West Lobby, Building 7B, Shenzhen Bay Science and Technology Ecological Park, Nanshan District, Shenzhen, Guangdong Province, PRC 518000 as the Company currently conducts its business primarily through Shenzhen Qianhai Jisen Information Technology Ltd., a wholly owned subsidiary of the Company, located in Shenzhen China. The Company’s main phone number is also changed to 86- 0755 26652763.

On July 2, 2025, the Company held an extraordinary general meeting of the Company. At the Meeting, the shareholders of the Company approved the authorized share capital of the Company be increased from US$100,200 divided into 500,000,000 ordinary shares of US$0.0002 par value each and 1,000,000 preference shares of US$0.0002 par value each to US$101,000 divided into 500,000,000 ordinary shares of US$0.0002 par value each and 5,000,000 preference shares of US$0.0002 par value each by the creation of an additional 4,000,000 preference shares of US$0.0002 par value each (the “Share Capital Increase”).

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On July 2, 2025, the shareholders of the Company approved that 1,000,000 preference shares of par value US$0.0002 be designated and issued to Mr. Bin Fu, the Chief Executive Officer and Chairman of the Board of Directors of the Company, as “Series A Preference Shares” such that the holder of a Series A Preference Share shall have 50 votes for every Series A Preference Share. The designation and grant were approved by the special committee of the Board of Directors of the Company (“Board”) at the Special Committee meeting held on May 23, 2025. The Series A Preference Shares were designated and authorized for allotment and issuance with the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

I.	Voting Right: At any general meeting of the Company, on a show of hands or poll, a holder of Series A Preference Shares present in person or by proxy, or if a corporation or other non-natural person by its duly authorised representative or proxy, shall have fifty (50) votes for every fully paid Series A Preference Share held by Such Member; and

II.	Conversion Rights: A Series A Preference Share is convertible into one (1) ordinary share of the Company, par value US$0.0002 per share (“Ordinary Share”) at any time at the written option of the holder thereof. The right to convert shall be exercisable by a holder of Series A Preference Shares by delivering a written notice to the Company that such holder elects to convert a specified number of Series A Preference Shares into Ordinary Shares. In no event shall: (a) Ordinary Shares be convertible into Series A Preference Shares; and (b) any Series A Preference Share convert into Ordinary Shares at a ratio that is less than one-for-one; and

III.	Transfer: Upon any sale, transfer, assignment or disposition of any Series A Preference Share by the registered holder thereof to any person who is not an Affiliate of such registered holder, or upon a change of control of any Series A Preference Share to any person who is not an Affiliate of the registered holder of such Series A Preference Share, as determined by the Board, such Series A Preference Share shall be automatically and immediately converted into one Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the register of members of the Company; and (ii) the creation of any pledge, mortgage, charge, encumbrance or other third party right of whatever description on any Series A Preference Share to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, mortgage, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Series A Preference Shares, in which case all the relevant Series A Preference Shares shall be automatically converted into the same number of Ordinary Shares; and

IV.	Conversion: References herein to “converted” or “conversion” shall mean the compulsory repurchase without notice of Series A Preference Shares of any Member and, on behalf of such Member, automatic application of such repurchase proceeds in paying for such new Ordinary Shares into which the Series A Preference Shares have been converted at a price per Series A Preference Share necessary to give effect to a conversion calculated on the basis that the Ordinary Shares to be issued as part of the conversion will be issued at par. The Ordinary Shares to be issued on a conversion shall be registered in the name of such Member or in such name as the Member may direct.

V.	Other rights: All other rights of the Series A Preference Shares will be the same as the Ordinary Shares as set out in the Articles and any other preference shares authorized by the Company.

On July 15, 2025, the Company announced the change and migration of its domain from www.kingwayedu.cn to www.edtk.ai. This change aligns with the Company’s strategic pivot from online training towards educational technology innovation and artificial intelligence training, reinforcing its commitment to becoming an AI technology provider in the education industry.

The following chart reflects our organizational structure as of the date of this prospectus.

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Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “EDTK”.

The Offering

Issuer	Skillful Craftsman Education Technology Limited

Securities We May Offer	We may offer up to $300,000,000 in aggregate amount of our ordinary shares and preference shares, warrants, rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general corporate purposes.

Risk Factors	See “Risk Factors” on page 9 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Market Symbol	EDTK

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F for the year ended March 31, 2025 (“2025 Annual Report”), filed on August 8, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preference shares, warrants, rights, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preference shares, warrants, rights or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our 2025 Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus or in the documents incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

●	our, our subsidiaries’ goals and strategies;

●	our, our subsidiaries’ future business development, financial condition and results of operations;

●	the expected growth of the educational technology and artificial intelligence skills training related services, particularly, in China;

●	our, our subsidiaries’ expectations regarding demand for and market acceptance of our subsidiaries’ products and services;

●	our, our subsidiaries’ expectations regarding the user base of our subsidiaries;

●	our, our subsidiaries’ plans to invest in the platforms of our subsidiaries;

●	our subsidiaries’ relationships with their partners;

●	competition in the educational service and related industries; and

●	relevant government policies and regulations relating to the industries.

You should refer to “Risk Factors” in Item 3.D. to our 2505 Annual Report on Form 20-F and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus (as supplemented or amended), together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that the actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and in the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any commissions paid to agents; and
●	any securities exchange or market on which the securities may be listed.

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Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

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Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below. The following is a summary of our share capital and certain provisions of our amended and restated memorandum and articles of association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated memorandum and articles of association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our amended and restated memorandum and articles of association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our amended and restated memorandum and articles of association, which have been filed with and are publicly available from the SEC.

As of the date of this prospectus, our authorized share capital consists of 500,000,000 ordinary shares of a par value of $0.0002 per share, and 5,000,000 preference shares, of a par value of $0.0002 per share. As of October 6, 2025, 15,929,451 ordinary shares were issued and outstanding and 1,000,000 preference shares were issued and outstanding.

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DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, 15,929,451 ordinary shares are issued and outstanding and listing on Nasdaq Capital Market under symbol “EDTK”.

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	out of profits; or

●	out of the company’s “share premium account,” which represents the excess of the price paid to our company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against our company.

Voting Rights. Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who, being entitled to do so, attend and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who, being entitled to do so, attend and vote at a general meeting of the company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by Cayman law or by our amended and restated memorandum and articles of association. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as a shareholder as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the amended and restated memorandum and articles of association, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of director not to have a material adverse effect upon such rights, otherwise, any such variation shall be made only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate general meeting of the holders of the shares of that class.

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Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the US courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

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DESCRIPTION OF PREFERENCE SHARES

As of the date of this prospectus, there are 1,000,000 Series A Preference Shares issued and outstanding.

Voting Right: At any general meeting of the Company, on a show of hands or poll, a holder of Series A Preference Shares present in person or by proxy, or if a corporation or other non-natural person by its duly authorised representative or proxy, shall have fifty (50) votes for every fully paid Series A Preference Share held by Such Member; and

Conversion Rights: A Series A Preference Share is convertible into one (1) ordinary share of the Company, par value US$0.0002 per share (“Ordinary Share”) at any time at the written option of the holder thereof. The right to convert shall be exercisable by a holder of Series A Preference Shares by delivering a written notice to the Company that such holder elects to convert a specified number of Series A Preference Shares into Ordinary Shares. In no event shall: (a) Ordinary Shares be convertible into Series A Preference Shares; and (b) any Series A Preference Share convert into Ordinary Shares at a ratio that is less than one-for-one; and

Transfer: Upon any sale, transfer, assignment or disposition of any Series A Preference Share by the registered holder thereof to any person who is not an Affiliate of such registered holder, or upon a change of control of any Series A Preference Share to any person who is not an Affiliate of the registered holder of such Series A Preference Share, as determined by the Board, such Series A Preference Share shall be automatically and immediately converted into one Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the register of members of the Company; and (ii) the creation of any pledge, mortgage, charge, encumbrance or other third party right of whatever description on any Series A Preference Share to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, mortgage, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Series A Preference Shares, in which case all the relevant Series A Preference Shares shall be automatically converted into the same number of Ordinary Shares; and

Conversion: References herein to “converted” or “conversion” shall mean the compulsory repurchase without notice of Series A Preference Shares of any Member and, on behalf of such Member, automatic application of such repurchase proceeds in paying for such new Ordinary Shares into which the Series A Preference Shares have been converted at a price per Series A Preference Share necessary to give effect to a conversion calculated on the basis that the Ordinary Shares to be issued as part of the conversion will be issued at par. The Ordinary Shares to be issued on a conversion shall be registered in the name of such Member or in such name as the Member may direct.

Other rights: All other rights of the Series A Preference Shares will be the same as the Ordinary Shares as set out in the Articles and any other preference shares authorized by the Company.

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The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

The particular terms of each issue or series of preference shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preference shares;

●	the number of preference shares we are offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preference share (or if applicable, the calculation formula of the issue price per preference share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preference share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preference shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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●	any listing of the preference shares on any securities exchange or market;

●	whether the preference shares will be convertible into our ordinary shares or preference shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preference shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preference shares;

●	any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preference shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preference shares in their absolute discretion and without approval of the shareholders; provided, however, before any preference shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preference shares, the terms and rights of that series.

When we issue preference shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preference shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preference shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

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The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

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The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$41,430
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares and certain other matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by V&T Law Firm. FisherBroyles, LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and V&T Law Firm with respect to matters governed by PRC law.

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EXPERTS

The consolidated financial statements as of March 31, 2025 for the fiscal year ended March 31, 2025 incorporated in this prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 have been so incorporated in reliance on the report of HTL International LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of HTL International LLC is 12 Greenway Plaza Suite 1100, Houston, TX 77046.

The consolidated financial statements as of March 31, 2024 and 2023 and for the fiscal years ended March 31, 2024 and 2023 incorporated in this prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended March 31, 2024 have been so incorporated in reliance on the report of TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of TPS Thayer, LLC is 1600 Hwy.6, Suite 100, Sugar Land, TX 77478.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. All of the current operations are conducted in China. In addition, all of our current directors and executive officers are nationals or residents of China. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Cayman Islands

We have been advised by our Cayman Islands legal counsel, Conyers Dill & Pearman, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the US courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

PRC

We have been advised by our PRC counsel, V&T Law Firm, that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

V&T Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments on civil cases as of the date of this prospectus. And according to the PRC Civil Procedures Law, PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 8, 2025; and

●	the Company’s Current Reports on Form 6-K, filed with the SEC on September 9, 2025 and October 7, 2025; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 1, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Skillful Craftsman Education Technology Limited

7th Floor, West Lobby, Building 7B

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen, Guangdong Province, PRC 518000

+ (86) 0755 2665-2763

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

We are empowered by our Companies Act and our amended and restated articles of association to indemnify our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Article of Association (incorporated by reference to Exhibit 1.1 to our annual report on Form 20-F (File No. 001-39360) filed with the Commission on August 17, 2020).
4.1*	Form of Certificate for Preference Shares
4.2*	Form of Warrant Agreement (including Warrant Certificate)
4.3*	Form of Subscription Right Agreement (including form of Right Certificate)
4.4*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Conyers Dill & Pearman
8.1	Opinion of V&T Law Firm regarding certain PRC legal matters
23.1	Consent of TPS Thayer, LLC
23.2	Consent of HTL International LLC
23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4	Consent of V&T Law Firm
24.1	Powers of Attorney (included on the signature page of this registration statement).
107	Filing Fee Table

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K and incorporated herein by reference.

†	Previously filed

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Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen City, Guangdong Province, People’s Republic of China, on October 7, 2025.

Skillful Craftsman Education Technology Limited

By:	/s/ Bin Fu
Name:	Bin Fu
Title:	Chairman of the Board of Directors and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Fu	Chairman of the Board of Directors and
Bin Fu	Chief Executive Officer (principal executive officer)	October 7, 2025

/s/ Dawei Chen	Chief Financial Officer
Dawei Chen	(principal financial and accounting officer)	October 7, 2025

/s/ Peng Wang	Director
Peng Wang		October 7, 2025

/s/ Huiqing Ye
Huiqing Ye	Director	October 7, 2025

/s/ Qin Zhang
Qin Zhang	Director	October 7, 2025

/s/ Shaowei Zhang
Shaowei Zhang	Director	October 7, 2025

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Skillful Craftsman Education Technology Limited, has signed this registration statement in Newark, Delaware on October 7, 2025.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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